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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006 except as to Note 21, for which the date is March 15, 2007, and our report dated May 15, 2006 except as to Note 21, for which the date is March 15, 2007, relating to the consolidated financial statements of EXCO Resources, Inc. which appear in the EXCO Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PRICEWATERHOUSECOOPERS LLP
Dallas, Texas September 28, 2007

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM